Thornburg Investment Trust POS AMI

Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Thornburg Investment Trust of our report dated November 17, 2025, relating to the financial statements and financial highlights, which appears in Thornburg Capital Management Fund’s Certified Shareholder Report on Form N-CSR for the year ended September 30, 2025. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm”   in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

January 28, 2026